Exhibit 10.9.5

AMENDMENT TO THE MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE JANUARY 1, 2013

RESOLUTION OF
THE CHIEF HUMAN RESOURCES OFFICER
OF MARRIOTT INTERNATIONAL, INC.

WHEREAS, Marriott International, Inc. (“Marriott”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, under Section 7.3 of the Plan, the Board of Directors (“Board”) of Marriott may amend the Plan from time to time; and

WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Human Resources, now the Chief Human Resources Officer, to amend the Plan as he deems necessary or advisable, provided that no such amendment materially increases the cost to Marriott of maintaining the Plan;

WHEREAS, the Executive Vice President, Global Human Resources now finds it advisable and appropriate to amend the Plan’s eligibility provisions;

NOW THEREFORE, BE IT HEREBY RESOLVED that, effective January 1, 2013, the Plan shall be amended as follows:

1. Section 1.7 shall be amended to read as follows (additions double-underlined):

1.7    "Compensation" means (a) with respect to Employees, Compensation as defined for purposes of computing contributions under the Retirement Savings Plan, determined, however, by including LTCI Compensation, excluding compensation for payroll periods in which Employees are on non-tax equalized foreign assignments, and without regard to any Elections made by the Employee to defer any compensation under this Plan; and (b) with respect to Non-Employee Directors, fees payable by the Company during the Election Year. Notwithstanding the preceding sentence, Compensation shall include payments other than severance made or payable at any time after the Employee’s Separation from Service. Notwithstanding the foregoing, Compensation for purposes of determining eligibility under the Plan is defined in Section 1.20(a).

2. Section 1.20(a) shall be amended to read as follows (additions double-underlined and deletions stricken):

1.20    "Participant" means an individual who meets the requirements of any of the following paragraphs (a) through (f):

(a)    Employees who satisfy all of the following: (i) they are eligible to participate in the Retirement Savings Plan ~~and have at least one Year of Service~~ as of a date in the Election Year; ~~and~~(ii) their Compensation, as defined below, is greater than or equal to $165,000 (or, for Election Years commencing on or after January 1, 2010, the threshold dollar amount established by resolution of the Administrator) (the “eligibility compensation threshold”); (iii) their positions are classified at or above Market Reference Code 11 or salary grade 53; (iv) they are exempt from the minimum wage and overtime provisions under the Fair Labor Standards Act; and (v) they are not employed as temporary Employees in the Company’s Flex Staffing units~~; provided, however, that such Employee’s Election shall be effective solely with respect to Compensation paid or payable on or after the date such Employee has completed one Year of Service~~.
An Employee shall become a Participant either on the first day of an Election Year or (for Election Years beginning on or before January 1, 2012) on March 1 of an Election Year. An Employee may become a Participant on the first day of an Election Year only if (i) he met all the conditions of the preceding paragraph as of the first day of such Election Year, and (ii) his Compensation exceeded the eligibility compensation threshold for the two consecutive calendar years immediately preceding the Election Year. An Employee may become a Participant on March 1 of an Election Year only if (i) he met all the conditions of the preceding paragraph as of the first day of such Election Year, and (ii) his Compensation exceeded the eligibility compensation threshold for the calendar year immediately preceding the Election Year (the “prior year”), but not for the calendar year preceding the prior year.
For purposes of this Section 1.20(a), "Compensation" means, (i) effective for any Election Year commencing on or after January 1, 2010, the definition of compensation set forth by resolution of the Administrator; and (ii) for all prior periods:

With respect to Employees other than commissioned sales executive Employees of the Marriott Vacation Club International Division of the Company, the sum of the following: (i) the rate of base pay as of November 1 (or such other date as may be specified by the Administrator) immediately preceding the Election Year, annualized; (ii) the executive bonuses, commissions and management quarterly banquet awards received from January 1 through October 31 (or such other date as may be specified by the Administrator) of the year preceding the Election Year; and (iii) with respect to Employees who have review dates between October 31 (or such other date as may be specified by the Administrator) of the year preceding the Election Year and the last day of February of the Election Year, the annualized base pay as determined in (i), above, times 1.04.

With respect to commissioned sales executive Employees of the Marriott Vacation Club International division of the Company,  the commissions received from January 1 through October 31 (or such other date as may be specified by the Administrator) of the year preceding the Election Year, annualized.

* * * *

By:

____________________________________        ______________________
David A. Rodriguez                        Date
Chief Human Resources Officer

MARRIOTT INTERNATIONAL, INC.